Exhibit 99.1

EDITORIAL CONTACT:

Rekha Parthasarathy
+1 408 345 8396
rekha.parthasarathy@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Third-Quarter 2016 Results

Delivers Another Strong Quarter, Reaffirms Full-Year Guidance

Highlights:

•	GAAP income from continuing operations of $124 million, or $0.38 per share

•	Non-GAAP income from continuing operations of $160 million, or $0.49 per share(1) versus midpoint guidance of $0.46 per share

•	Revenue of $1.04 billion; core revenue growth of 3.0 percent(2) versus midpoint guidance of 1.3 percent

•
Fiscal year 2016 revenue guidance of $4.14 billion to $4.16 billion. Core revenue growth guidance maintained at 4.5 percent(2). Non-GAAP earnings guidance of $1.89 to $1.91 per share(3). Midpoint from previous guidance unchanged.

SANTA CLARA, Calif., Aug. 17, 2016 - Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.04 billion, up 3 percent year over year (also up 3 percent on a core basis(2)) for the third fiscal quarter ended July 31, 2016.

Third-quarter GAAP income from continuing operations was $124 million, or $0.38 per share. Last year’s third-quarter GAAP income from continuing operations was $113 million, or $0.34 per share.

During the third quarter, Agilent had intangible amortization of $37 million, transformation costs of $11 million, acquisition and integration costs of $11 million, asset impairment costs of $4 million, and $3 million of other costs. Excluding those items, and a tax benefit of $30 million, Agilent reported third-quarter adjusted income from continuing operations of $160 million, $0.49 per share(1).

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Agilent’s adjusted operating margin was 20.6 percent(4) for the third quarter, up 70 basis points over a year ago.

“Agilent delivered another quarter above expectations,” said Mike McMullen, Agilent president and CEO. “Despite currency headwinds, revenue came in above the midpoint of guidance, and earnings per share exceeded our guidance range. These results, in a challenging global economic environment, reflect the strength of Agilent’s scale and broad differentiated portfolio of products and services.”

“We continue to deliver on our strategy to drive sustainable growth, expand operating margins and provide long-term value to our shareholders,” he added.

Third-quarter revenue of $504 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) decreased 1 percent year over year (down 2 percent on a core basis(2)), in line with expectations. LSAG’s Q3 operating margin was 19.1 percent.

Third-quarter revenue of $360 million from the Agilent CrossLab Group (ACG) grew 7 percent year over year (up 8 percent on a core basis(2)). Both services and consumables continued to see solid growth worldwide and across key markets. ACG’s operating margin was 22.7 percent for the quarter.

Third-quarter revenue of $180 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 8 percent year over year (also up 8 percent on a core basis(2)), reflecting growth across all businesses. DGG’s operating margin for the quarter was 18.8 percent.

Agilent expects fourth-quarter 2016 revenue in the range of $1.05 billion to $1.07 billion. Fourth-quarter non-GAAP earnings are expected to be in the range of $0.50 to $0.52 per share(3).

For fiscal year 2016, Agilent expects revenue of $4.14 billion to $4.16 billion and non-GAAP earnings of $1.89 to $1.91 per share(3). Guidance is based on July 29, 2016 exchange rates. Core revenue growth and earnings per share midpoint are the same as prior guidance.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenue of $4.04 billion in fiscal 2015. The company employs about 12,000 people worldwide. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its third-quarter FY2016 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2016 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

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A telephone replay of the conference call will be available at approximately 4:30 p.m. PT today through Aug. 24 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 40719853.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2016. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended April 30, 2016. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)
Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP income from continuing operations and GAAP income from continuing operations is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)
Core revenue growth excludes the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Core revenue growth as projected for the full fiscal year 2016 excludes amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. A

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reconciliation between Q3 FY16 GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)
Non-GAAP earnings per share as projected for Q4 FY16 and full fiscal year 2016 excludes primarily the future impact of acquisition and integration costs, pension curtailment gain, business exit and divestiture costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $32 million per quarter.

(4)
Adjusted non-GAAP operating margin is a non-GAAP measure and excludes primarily the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, and non-cash intangibles amortization in addition to the costs related to services that Agilent is providing to Keysight post separation. A reconciliation for Q3 FY16 is set forth on page 9 of the attached tables along with additional information regarding the use of this non-GAAP measure.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2016	2015 (As Revised)	Inc/(Dec)

Net revenue	$1,044	$1,014	3%

Costs and expenses:
Cost of products and services	502	501	—
Research and development	86	79	9%
Selling, general and administrative	310	290	7%
Total costs and expenses	898	870	3%

Income from operations	146	144	1%

Interest income	3	2	50%
Interest expense	(17)	(17)	—
Other income (expense), net	2	(1)	—

Income from continuing operations before taxes	134	128	5%

Provision for income taxes	10	15	(33)%

Income from continuing operations	124	113	10%

Loss from discontinued operations, net of tax	—	(2)	—

Net income	$124	$111	12%

Net income per share - Basic:
Income from continuing operations	$0.38	$0.34
Loss from discontinued operations	$—	$(0.01)
Net income per share - Basic	$0.38	$0.33

Net income per share - Diluted:
Income from continuing operations	$0.38	$0.34
Loss from discontinued operations	$—	$(0.01)
Net income per share - Diluted	$0.38	$0.33

Weighted average shares used in computing net income per share:
Basic	325	332
Diluted	328	334

Cash dividends declared per common share	$0.115	$0.100

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2016 (a)	2015 (As Revised)	Inc/(Dec)

Net revenue	$3,091	$3,003	3%

Costs and expenses:
Cost of products and services	1,482	1,497	(1)%
Research and development	245	248	(1)%
Selling, general and administrative	932	892	4%
Total costs and expenses	2,659	2,637	1%

Income from operations	432	366	18%

Interest income	8	6	33%
Interest expense	(53)	(50)	6%
Other income (expense), net	6	15	(60)%

Income from continuing operations before taxes	393	337	17%

Provision for income taxes	57	39	46%

Income from continuing operations	336	298	13%

Loss from discontinued operations, net of tax	—	(37)	—

Net income	$336	$261	29%

Net income per share - Basic:
Income from continuing operations	$1.03	$0.89
Loss from discontinued operations	$—	$(0.11)
Net income per share - Basic	$1.03	$0.78

Net income per share - Diluted:
Income from continuing operations	$1.02	$0.89
Loss from discontinued operations	$—	$(0.11)
Net income per share - Diluted	$1.02	$0.78

Weighted average shares used in computing net income per share:
Basic	326	334
Diluted	329	336

Cash dividends declared per common share	$0.345	$0.300

(a) Includes the impact of the adoption of ASU 2016-09 as of 11/1/2015.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015 (As Revised)	2016 (a)	2015 (As Revised)
Net Income	$124	$111	$336	$261

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	(5)	1	(11)	7
Amounts reclassified into earnings related to derivative instruments	1	(1)	—	(9)
Foreign currency translation	(48)	(66)	41	(337)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	8	7	29	17
Change in net prior service benefit	(2)	(3)	(13)	(8)
Other comprehensive income (loss)	(46)	(62)	46	(330)

Total comprehensive income (loss)	$78	$49	$382	$(69)

(a) Includes the impact of the adoption of ASU 2016-09 as of 11/1/2015.

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2016 (a)	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,199	$2,003
Short-term restricted cash and cash equivalents	—	242
Accounts receivable, net	590	606
Inventory	543	541
Other current assets	198	294
Total current assets	3,530	3,686

Property, plant and equipment, net	623	604
Goodwill	2,525	2,366
Other intangible assets, net	442	445
Long-term investments	155	86
Other assets	459	292
Total assets	$7,734	$7,479

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$261	$279
Employee compensation and benefits	209	221
Deferred revenue	279	258
Short-term debt	235	—
Other accrued liabilities	167	218
Total current liabilities	1,151	976

Long-term debt	1,652	1,655
Retirement and post-retirement benefits	229	264
Other long-term liabilities	356	414
Total liabilities	3,388	3,309

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 613 million shares at July 31, 2016 and 611 million shares at October 31, 2015, issued	6	6
Treasury stock at cost; 289 million shares at July 31, 2016 and 279 million shares at October 31, 2015	(10,462)	(10,074)
Additional paid-in-capital	9,144	9,045
Retained earnings	6,000	5,581
Accumulated other comprehensive loss	(345)	(391)
Total stockholders' equity	4,343	4,167
Non-controlling interest	3	3
Total equity	4,346	4,170
Total liabilities and equity	$7,734	$7,479

(a) Includes the impact of the adoption of ASU 2016-09 as of 11/1/2015.

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2016	2016 (c)
Cash flows from operating activities:
Net income	$124	$336
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	60	190
Share-based compensation	11	47
Excess and obsolete inventory related charges	4	16
Other non-cash expenses, net	8	16
Changes in assets and liabilities:
Accounts receivable	—	19
Inventory	2	(11)
Accounts payable	26	(27)
Employee compensation and benefits	(1)	(14)
Other assets and liabilities (b)	(40)	(13)
Net cash provided by operating activities (a)	194	559

Cash flows from investing activities:
Investments in property, plant and equipment	(24)	(87)
Proceeds from sale of investment securities	—	1
Payment to acquire cost method investment	—	(80)
Loan to equity method investment	—	(3)
Change in restricted cash and cash equivalents, net	—	245
Payment in exchange for convertible loan	—	(1)
Acquisition of businesses and intangible assets, net of cash acquired	—	(235)
Net cash used in investing activities	(24)	(160)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	27	59
Cash paid to tax authorities for withheld shares from employees (b)	(1)	(6)
Treasury stock repurchases	(94)	(388)
Payment of dividends	(37)	(112)
Proceeds from revolving credit facility	—	255
Repayment of revolving credit facility	—	(20)
Net cash used in financing activities	(105)	(212)

Effect of exchange rate movements	(5)	9

Net increase in cash and cash equivalents	60	196

Cash and cash equivalents at beginning of period	2,139	2,003
Cash and cash equivalents at end of period	$2,199	$2,199

(a) Cash payments included in operating activities:
Severance payments	$2	$5
Income tax payments, net	$33	$54
Interest payments	$29	$66

(b) YTD decrease to financing activities and a corresponding increase to operating cash of $6 millon upon adoption of ASU 2016-09 of which $5 million was related to Q1'16.

(c) Includes the impact of the adoption of ASU 2016-09 as of 11/1/2015.

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2016	Diluted EPS	2015	Diluted EPS	2016		Diluted EPS		2015	Diluted EPS
			(As Revised)						(As Revised)
GAAP Income from continuing operations	$124	$0.38	$113	$0.34	$336	(b)	$1.02	(b)	$298	$0.89
Non-GAAP adjustments:
Acceleration of share-based compensation related to workforce reduction	—	—	—	—	—		—		2	0.01
Asset impairments	4	0.01	—	—	4		0.01		—	—
Intangible amortization	37	0.11	38	0.11	120		0.36		119	0.35
Business exit and divestiture costs	1	—	—	—	6		0.02		13	0.04
Transformational initiatives	11	0.03	12	0.04	32		0.10		41	0.12
Acquisition and integration costs	11	0.03	4	0.01	28		0.09		6	0.02
Pension curtailment gain	—	—	—	—	(16)		(0.05)		—	—
Other	2	0.01	2	0.01	5		0.02		1	—
Adjustment for taxes (a)	(30)	(0.08)	(22)	(0.07)	(57)		(0.18)		(65)	(0.19)
Non-GAAP Income from continuing operations	$160	$0.49	$147	$0.44	$458		$1.39		$415	$1.24

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and six months ended July 31, 2016 and 2015 , management uses a non-GAAP effective tax rate of 20% for both periods, that we believe to be indicative of on-going operations.

(b) Includes the impact of the adoption of ASU 2016-09 as of 11/1/2015.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, pension curtailment, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Asset impairments include assets that have been written-down to their fair value.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred primarily in fiscal year 2015 to effect the Agile Agilent reengineering.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pension curtailment gain resulted from certain retirement plans benefit reductions.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q3'16	Q3'15
Revenues	$504	$511
Gross Margin, %	57.8%	55.6%
Income from Operations	$96	$95
Operating margin, %	19.1%	18.7%

Diagnostics and Genomics Group

	Q3'16	Q3'15
Revenues	$180	$167
Gross Margin, %	55.8%	57.0%
Income from Operations	$34	$28
Operating margin, %	18.8%	16.8%

Agilent CrossLab Group

	Q3'16	Q3'15
Revenues	$360	$336
Gross Margin, %	48.7%	48.5%
Income from Operations	$82	$76
Operating margin, %	22.7%	22.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS,
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'16	Q3'15	Year-over-Year % change

Life Sciences and Applied Markets Group	$504	$511	(1)%

Diagnostics and Genomics Group	180	167	8%

Agilent CrossLab Group	360	336	7%

Agilent	$1,044	$1,014	3%

	Non-GAAP			Currency Adjustments	Currency-Adjusted (a)
Non-GAAP Revenue by Segment	Q3'16	Q3'15	Year-over-Year % change	Q3'16	Q3'16	Q3'15	Year-over-Year % change

Life Sciences and Applied Markets Group excluding acquisition and NMR	$490	$503	(3)%	$(3)	$493	$503	(2)%

Diagnostics and Genomics Group excluding acquisition	179	166	8%	—	179	166	8%

Agilent CrossLab Group	360	336	7%	(5)	365	336	8%

Agilent Revenue (Core)	$1,029	$1,005	2%	$(8)	$1,037	$1,005	3%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS
(In millions, except margin data)
(Unaudited)
PRELIMINARY

					Year Over Year
		Operating		Operating	Percent
	Q3'16	Margin %	Q3'15	Margin %	Inc/(Dec)

Revenue:	$1,044		$1,014

Income from operations:
GAAP Income from operations	$146	14.0%	$144	14.2%
Add:
Asset impairments	4		—
Intangible amortization	37		38
Transformational initiatives	11		12
Acquisition and integration costs	11		4
Business exit and divestiture costs	1		—
Other	2		1
Non-GAAP income from operations	$212	20.3%	$199	19.7%
Reimbursement from Keysight for services (a)	3		4
Adjusted non-GAAP income from operations	$215	20.6%	$203	19.9%	0.7%

(a) Post separation, Agilent is providing Keysight Technologies, Inc. certain site services. These site services are included in our operating expenses. The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of income from operations and operating margins is estimated based on our current information.